Exhibit 5.3

Morris, Nichols, Arsht & Tunnell llp

1201 North Market Street
P.O. Box 1347
Wilmington, Delaware 19899-1347

(302) 658-9200
(302) 658-3989 FAX

February 21, 2025

Expedia Group, Inc.
1111 Expedia Group Way W.
Seattle, WA 98119

Re:	The Transaction Documents (as defined below)

Ladies and Gentlemen:

We have acted as special Delaware counsel to the Delaware Corporations (as identified and defined in Annex A hereto), the Delaware LLCs (as identified and defined in Annex B hereto) and the Delaware LP (as identified and defined in Annex C hereto) (the Delaware Corporations, the Delaware LLCs and the Delaware LP are hereinafter collectively referred to as the “Delaware Companies” and each is individually referred to as a “Delaware Company”), in connection with certain matters of Delaware law relating to:

I.
the Indenture dated as of February 21, 2025 (the “Base Indenture”) by and among Expedia (as identified and defined in Annex A hereto), as issuer, the other Delaware Companies, as guarantors, the other guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), relating to Expedia’s 5.4% Senior Notes due 2035;

II.
the First Supplemental Indenture dated as of February 21, 2025 by and among Expedia, as issuer, the other Delaware Companies, as guarantors, the other guarantors party thereto and the Trustee, as trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);

III.
the 5.4% Global Note dated February 21, 2025 issued by Expedia in favor of the Trustee, as trustee, represented by Certificate No. 001 in the aggregate principal amount of $500,000,000 (the “Certificate No. 001 Note”); and

Expedia Group, Inc.
February 21, 2025

IV.
the 5.4% Global Note dated February 21, 2025 issued by Expedia in favor of the Trustee, as trustee, represented by Certificate No. 002 in the aggregate principal amount of $500,000,000 (the “Certificate No. 002 Note” and, together with the Certificate No. 001 Note, the “Senior Notes”, and together with the Indenture, the “Transaction Documents” and each, individually, a “Transaction Document”).

In rendering this opinion, we have examined and relied on copies of the following documents in the form provided to us:

A.	the Indenture;

B.	the Senior Notes;

C.
the Expedia Registration Statement on Form S-4 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) on February 19, 2025 under the Securities Act of 1933, as amended (the “Securities Act”);

D.	the Governing Documents (as identified and defined in Annex D hereto);

E.	the Authorizing Resolutions (as identified and defined in Annex E hereto);

F.	one or more certificates of an officer of each of the Delaware Companies dated on or about the date hereof; and

G.	certifications of good standing of each of the Delaware Companies obtained as of a recent date from the Office of the Secretary of State of the State of Delaware (the “State Office”).

In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion:

i.
except to the extent addressed by our opinions in paragraphs 1, 2 and 3 below, the due incorporation, formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents examined by us under the laws of the jurisdiction of its respective incorporation, formation or organization;

ii.
except to the extent addressed by our opinions in paragraphs 8, 9, 10 and 11 below, the  due  authorization,  authentication,  adoption,  approval,  certification, acknowledgement, execution, filing, indexing and delivery, as applicable, of each of the above-referenced documents by each of the signatories thereto;

Expedia Group, Inc.
February 21, 2025

iii.
that the execution and delivery by Robert J. Dzielak, as Chief Legal Officer & Secretary of the Delaware LP, of each of the Transaction Documents to which the Delaware LP is a party have been duly authorized by Hotels.com GP, LLC, acting in its capacity as the sole general partner of the Delaware LP, under the laws of Texas;

iv.
solely with respect to the Delaware Corporations, that the consummation of the transactions contemplated by each of the Transaction Documents does not constitute a “business combination” (as defined in Section 203 of the Delaware General Corporation Law (the “DGCL”)) with an “interested stockholder” (as defined in Section 203 of the DGCL); and

v.
that each of the documents examined by us is in full force and effect, sets forth the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced.

We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents, facts or circumstances contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

We have been retained to act as special Delaware counsel in connection with the Transaction Documents. We are not regular counsel to the Delaware Companies, and we are not generally informed as to their business affairs. With respect to our opinions below, we note that each Transaction Document is, by its terms, governed by and construed in accordance with the laws of the State of New York and, for purposes of our opinions, we have assumed that each Transaction Document will be interpreted in accordance with the plain meaning of the written terms thereof as such terms would be interpreted as a matter of Delaware law and we express no opinion with respect to any matter of the laws of the State of New York or any legal standards or concepts under the laws of the State of New York (or any other law other than Delaware law).

Expedia Group, Inc.
February 21, 2025

Based upon and subject to the foregoing and to the further assumptions and qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:

1.	Each Delaware Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2.	Each Delaware LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

3.	The Delaware LP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

4.	Expedia has the requisite corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder.

5.
Each Delaware Corporation has the requisite corporate power and authority to execute and deliver the Indenture, to perform its obligations thereunder and to guarantee the Obligations (as defined the Indenture) pursuant to the terms of the Indenture.

6.
Each Delaware LLC has the requisite limited liability company power and authority to execute and deliver the Indenture, to perform its obligations thereunder and to guarantee the Obligations pursuant to the terms of the Indenture.

7.
The Delaware LP has the requisite limited partnership power and authority to execute and deliver the Indenture, to perform its obligations thereunder and to guarantee the Obligations pursuant to the terms of the Indenture.

8.	The Senior Notes have been duly authorized by Expedia, and the Indenture has been duly authorized, executed and delivered by Expedia.

9.
Each Delaware Corporation’s guarantee of the Obligations pursuant to the terms of the Indenture have been duly authorized by such Delaware Corporation, and the Indenture has been duly authorized, executed and delivered by each Delaware Corporation.

10.
Each Delaware LLC’s guarantee of the Obligations pursuant to the terms of the Indenture have been duly authorized by such Delaware LLC, and the Indenture has been duly authorized, executed and delivered by each Delaware LLC.

11.
The Delaware LP’s guarantee of the Obligations pursuant to the terms of the Indenture have been duly authorized by the Delaware LP, and the Indenture has been duly authorized, executed and delivered by the Delaware LP.

Expedia Group, Inc.
February 21, 2025

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We understand that the firm of Wachtell, Lipton, Rosen & Katz (“WLRK”) wishes to rely as to certain matters of Delaware law on the opinions expressed herein in connection with the delivery of its opinion to you dated on or about the date hereof concerning the transactions contemplated hereby, and we hereby consent to such reliance. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including WLRK) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ R. Jason Russell
R. Jason Russell

ANNEX A

DELAWARE CORPORATIONS

1.	Expedia Group, Inc., a Delaware corporation (“Expedia”)

2.	Expedia Group Commerce, Inc., a Delaware corporation (“EGC”)

3.	HomeAway Software, Inc., a Delaware corporation (“HomeAway Software”)

4.	HomeAway.com, Inc., a Delaware corporation (“HomeAway”)

5.	Hotwire, Inc., a Delaware corporation (“Hotwire”)

6.	Liberty Protein, Inc., a Delaware corporation (“Liberty”)

7.	O Holdings Inc., a Delaware corporation (“O Holdings”)

8.	Orbitz Worldwide, Inc., a Delaware corporation (“Orbitz Worldwide”)

9.	VRBO Holdings, Inc., a Delaware corporation (“VRBO”)

Expedia, EGC, HomeAway Software, HomeAway, Hotwire, Liberty, O Holdings, Orbitz Worldwide and VRBO are collectively referred to as the “Delaware Corporations” and each is individually referred to as a “Delaware Corporation”.

ANNEX B

DELAWARE LLCs

1.	Higher Power Nutrition Common Holdings, LLC, a Delaware limited liability company (“Higher Power”)

2.	LEMS I LLC, a Delaware limited liability company (“LEMS”)

3.	Orbitz, LLC, a Delaware limited liability company (“Orbitz LLC”)

Higher Power, LEMS and Orbitz LLC are collectively referred to as the “Delaware LLCs” and each is individually referred to as a “Delaware LLC”.

ANNEX C

DELAWARE LP

1.	EAN.com, LP, a Delaware limited partnership (the “Delaware LP”)

ANNEX D

GOVERNING DOCUMENTS

As the context requires, the following documents are collectively referred to as the “Governing Documents” or as the “Governing Documents” of the Delaware Company to which they relate:

Expedia

A certified copy of the Certificate of Incorporation of Expedia (attaching a Consent to Use of Name), filed in the State Office on April 18, 2005

A certified copy of the Amended and Restated Certificate of Incorporation of Expedia, filed in the State Office on August 8, 2005

A certified copy of the Certificate of Designations of Series A Cumulative Convertible Preferred Stock of Expedia, filed in the State Office on August 9, 2005

A certified copy of the Restated Certificate of Incorporation of Expedia, filed in the State Office on December 20, 2011

A certified copy of the Certificate of Amendment to the Restated Certificate of Incorporation of Expedia (reflecting a change in its name to Expedia Group, Inc.), filed in the State Office on March 26, 2018

A certified copy of the Restated Certificate of Incorporation of Expedia, filed in the State Office on March 26, 2018

A certified copy of the Amended and Restated Certificate of Incorporation of Expedia, filed in the State Office on December 3, 2019

General Bylaws of Expedia, Amended and Restated as of December 13, 2023

EGC

A certified copy of the Certificate of Incorporation of EGC, filed in the State Office on December 18, 2018

Bylaws of EGC adopted December 18, 2018

HomeAway Software

A certified copy of the Certificate of Incorporation of HomeAway Software (then named Instant, Inc.), filed in the State Office on September 15, 2010

A certified copy of the Certificate of Ownership Merging Escapia, Inc. into HomeAway Software (reflecting a change in its name to HomeAway Software, Inc.), filed in the State Office on December 27, 2011

A certified copy of the Certificate of Ownership and Merger of Glad to Have You, Inc. into HomeAway Software, filed in the State Office on December 18, 2014

The Written Consent of the Sole Stockholder of HomeAway Software dated as of December 15, 2015, amending the Bylaws of HomeAway Software

The Bylaws of HomeAway Software adopted on September 15, 2010 (then named Instant, Inc.)

HomeAway

A certified copy of the Certificate of Incorporation of HomeAway (then named WVR, Inc.), filed in the State Office on January 21, 2005

A certified copy of the Certificate of Amendment of the Certificate of Incorporation of HomeAway (reflecting a change in its name to HomeAway.com, Inc.), filed in the State Office on May 15, 2006

A certified copy of the Certificate of Merger of Domestic Corporation, merging VRBO.com, Inc. into HomeAway, filed in the State Office on December 31, 2010

A certified copy of the Certificate of Ownership and Merger Merging Steamboat Sub Corporation into HomeAway, filed in the State Office on May 27, 2011

A certified copy of the Certificate of Merger of HomeAway and Second Porch, Inc., merging Second Porch, Inc. into HomeAway, filed in the State Office on December 27, 2011

A certified copy of the Certificate of Merger of Domestic Corporations, merging HomeAway IP Holding, Inc. into HomeAway, filed in the State Office on December 28, 2012

A certified copy of the Certificate of Ownership and Merger Merging Dwellable Inc. into HomeAway, filed in the State Office on December 23, 2015

The Written Consent of the Sole Stockholder of HomeAway dated as of December 15, 2015, amending the Bylaws of HomeAway

The Bylaws of HomeAway adopted on January 21, 2005 (then named WVR, Inc.)

Hotwire

A certified copy of the Certificate of Incorporation of Hotwire (originally incorporated under the name CIMO, Inc.), filed in the State Office on December 1, 1999

The Amended and Restated Certificate of Incorporation of Hotwire, as attached to a certified copy of the Certificate of Merger of Hydrogen Properties, Inc. with and into Hotwire, filed in the State Office on November 5, 2003

A certified copy of the Certificate of Change of Location of Registered Office and of Registered Agent of Hotwire, filed in the State Office on February 17, 2004

A certified copy of the Certificate of Merger of Carrentals LLC and Hotwire, Inc., merging Carrentals LLC into Hotwire, Inc., filed in the State Office on December 23, 2011

The Bylaws of Hotwire (under the name CIMO, Inc.)

Liberty

A certified copy of the Certificate of Incorporation of Liberty, filed in the State Office on December 26, 2007

Bylaws of Liberty adopted as of December 26, 2007

O Holdings

A certified copy of the Certificate of Incorporation of O Holdings, filed in the State Office on December 18, 2003

The Bylaws of O Holdings adopted on December 19, 2003

A certified copy of the Certificate of Merger of Domestic Corporation, merging Orbitz, Inc. into O Holdings, filed in the State Office on November 28, 2023

Orbitz Worldwide

A certified copy of the Certificate of Incorporation of Orbitz Worldwide, filed in the State Office on June 18, 2007

A certified copy of the Certificate of Merger, filed in the State Office on September 17, 2015, including the Amended and Restated Certificate of Incorporation of Orbitz Worldwide attached thereto

The Amended and Restated By-Laws of Orbitz Worldwide dated as of September 17, 2015

A certified copy of the Certificate of Merger of Domestic Limited Liability Company into Domestic Corporation, merging Orbitz Worldwide, LLC into Orbitz Worldwide, filed in the State Office on December 22, 2023

A certified copy of the Certificate of Amendment of the Certificate of Incorporation of Orbitz Worldwide (reflecting a change in the authorized issuance of capital stock), filed in the State Office on February 7, 2024

VRBO

A certified copy of the Certificate of Incorporation of VRBO (then named HomeAway Holdings, Inc.), filed in the State Office on December 16, 2015

A certified copy of the Certificate of Amendment to Certificate of Incorporation of VRBO (reflecting a change in its name to VRBO Holdings, Inc.), filed in the State Office on May 2, 2019

A certified copy of the Certificate of Merger of Apartment Jet, Inc. and Second VRBO, merging Apartment Jet, Inc. into VRBO, filed in the State Office on December 21, 2022

A certified copy of the Certificate of Ownership and Merger Merging BedandBreakfast.com, Inc. into VRBO, filed in the State Office on June 26, 2024

The By-Laws of VRBO (then named HomeAway Holdings, Inc.) adopted on December 16, 2015

Higher Power

A certified copy of the Certificate of Formation of Higher Power (then named Higher Power Common Holdings, LLC), filed in the State Office on June 15, 2006

A certified copy of the Certificate of Amendment to Certificate of Formation of Higher Power (reflecting a change in its name to Higher Power Nutrition Common Holdings, LLC), filed in the State Office on June 22, 2006

Limited Liability Company Agreement of Higher Power dated as of June 30, 2006

Second Amended and Restated Limited Liability Company Agreement of Higher Power dated as of December 31, 2007

Amended and Restated Limited Liability Company Agreement of Higher Power dated as of December 31, 2007

A certified copy of the Certificate of Amendment to Certificate of Formation of Higher Power, filed in the State Office on April 1, 2008

LEMS

A certified copy of the Certificate of Formation of LEMS, filed in the State Office on April 10, 2019

A certified copy of the Certificate of Merger of Liberty Expedia Holdings, Inc. with and into LEMS, filed in the State Office on July 26, 2019

A certified copy of the Certificate of Merger of Domestic Limited Liability Company merging LEXE MARGINCO, LLC with and into LEMS, filed in the State Office on November 9, 2023

A certified copy of the Certificate of Merger Domestic Limited Liability Company merging LEXEB, LLC with and into LEMS, filed in the State Office on November 9, 2023

Limited Liability Company Agreement of LEMS dated as of April 10, 2019

Orbitz LLC

A certified copy of the Certificate of Formation of Orbitz LLC (then named Dunc, LLC), filed in the State Office on February 24, 2000

A certified copy of the Certificate of Amendment to Certificate of Formation of Orbitz LLC (reflecting a change in its name to Orbitz, LLC), filed in the State Office on July 17, 2000

A certified copy of the Certificate of Amendment to Certificate of Formation of Orbitz LLC, filed in the State Office on May 10, 2005

A certified of the Certificate of Merger of Trip Network, Inc. with and into Orbitz, LLC, filed in the State Office on November 28, 2023

Limited Liability Company Agreement of Orbitz LLC (then named Dunc, LLC) dated as of February 9, 2000

First Amended and Restated Limited Liability Company Agreement of Orbitz LLC (then named Dunc, LLC) dated as of May 9, 2000

Second Amended and Restated Limited Liability Company Agreement of Orbitz LLC dated as of April 2, 2001

Third Amended and Restated Limited Liability Company Agreement of Orbitz LLC dated as of June 19, 2001

Fourth Amended and Restated Limited Liability Company Agreement of Orbitz LLC dated as of August 10, 2001

Fifth Amended and Restated Limited Liability Company Agreement of Orbitz LLC dated as of September 1, 2001

Sixth Amended and Restated Limited Liability Company Agreement of Orbitz LLC dated as of April 10, 2002

Seventh Amended and Restated Limited Liability Company Agreement of Orbitz LLC dated as of December 19, 2003

The Delaware LP

A certified copy of the Certificate of Limited Partnership of the Delaware LP (then named “IAN.com, LP”) as filed in the State Office on September 30, 2003, as amended by the Certificate of Amendment thereto as filed in the State Office on March 4, 2004, which Certificate of Amendment was corrected pursuant to the Certificate of Correction thereto as filed in the State Office on February 5, 2010, and as further amended by the Certificate of Amendment thereto as filed in the State Office on April 25, 2011

Agreement of Limited Partnership of the Delaware LP (then named IAN.com, LP) dated as of September 30, 2003, as amended by the First Amendment thereto dated as of February 5, 2010, the Second Amendment thereto dated as of April 25, 2011 and the Third Amendment thereto dated as of April 20, 2020

ANNEX E

AUTHORIZING RESOLUTIONS

As the context requires, the following documents are collectively referred to as the “Authorizing Resolutions” or as the “Authorizing Resolutions” of the Delaware Company to which they relate:

1.	Resolutions of the Board of Directors of Expedia Group, Inc. (the “Board”) adopted at a meeting of the Board held on December 4, 2024

2.	Unanimous Written Consent of the Executive Committee of the Board dated January 23, 2025

3.	Unanimous Written Consent of Certain Subsidiaries of Expedia Group, Inc. dated February 19, 2025

4.	Unanimous Written Consent of Certain Subsidiaries of Expedia Group, Inc. dated February 19, 2025